UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): JUNE 20, 2006 (JUNE 18, 2006)


                                ZONE 4 PLAY, INC.
             (Exact name of registrant as specified in its charter)


           NEVADA                   333-91356                    98-0374121
--------------------------------------------------------------------------------
(State or other jurisdiction       (Commission                 (IRS Employer
      of incorporation)             File Number)             Identification No.)

     103 FOULK ROAD, WILMINGTON, DE                                19803
 ----------------------------------------                        ----------
 (Address of principal executive offices)                        (Zip Code)

                                 (302) 691-6177
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01. OTHER EVENTS.

The board of directors ("Board") of Zone 4 Play, Inc., a Nevada corporation ("Zone4Play") is considering the spinoff to its shareholders of its newly-developed blackjack gaming technology.

If the transaction proceeds, Zone4Play will form a new subsidiary to be incorporated outside the United States in the Isle of Man ("Newco") to which Zone4Play's wholly owned subsidiary, Zone 4 Play, Inc., a Delaware corporation ("Zone4Play DE"), will sell its blackjack gaming software in consideration of approximately $2 million. The $2 million would be paid by a term promissory note from Newco to Zone4Play DE. The note will be repaid over several years out of earnings generated by Newco. In order to affect the spinoff to shareholders, the Board will declare and set a record date for a dividend of the shares of Newco on a one-for-one pro rata basis to the shareholders of Zone4Play as of the record date. The Board's decision to proceed is dependent on the results of a regulatory and tax analysis that has not been completed.

The Board does not believe that it would be appropriate for a trading market to develop in the shares of Newco until the business plan of Newco and its initial implementation is completed and full information related hereto is made public. In order to ensure that a premature trading market does not develop in Newco shares, the shares of Newco, if formed, will be subject to a prohibition on transfer (other than to Newco or in a transaction consented to by Newco) for a period of two years after the spinoff. The restrictions will lapse sooner if the shares of Newco are listed for trading on a recognized trading market, or that the Board of Directors of Newco determines, in its sole discretion, that there is adequate public information concerning the business and financial condition of Newco.

The Board believes that a spinoff transaction is the preferable way to pursue this business opportunity for the benefit of its shareholders having the new business conducted by a stand-alone entity. Additional details concerning the contemplated spinoff transaction are set forth below.

If the contemplated transaction proceeds, Zone4Play will still maintain its current business as a software and technology developer and provider to the interactive gaming industry, delivering cross-platform systems that are built for mass participation gaming over mobile devices, interactive TV and participation TV. Zone4Play is the first company that has launched service under one account on 4 platforms: interactive TV, Mobile, internet and lately, participation TV.

Zone4Play intends to continue to be a major part of the next generation gaming industry, and will continue to further develop the following activities:

     o The Winner Channel - The Winner Channel is a United Kingdom betting brand, operated by Two Way TV. Zone4Play provides all of the technology for the Winner Channel on all of its platforms, which entitles Zone4Play to a significant share of Winner Channel's revenues. The Winner Channel is the only gaming portal which allows users to use one account seamlessly across interactive TV, mobile phone, the internet, and lately, participation TV. It is the exclusive fixed odds gaming partner for the UK cables? (NTL and Telewest), Teletext's (which operated text services on UK TV) new mobile services, and has an exclusive distribution agreement with the SUN newspaper in the UK.

     o Participation TV services - Zone4Play provides participation TV formats, either play for real (subject to regulations), or play for fun. The first format was launched on Poker Zone Television that has launched the Zone4Play's Face up Hold 'Em, a play-along TV poker show. Zone4Play intends to launch all kind of content, include trivia, quiz shows, Face Up Hold 'Em, and fixed odds games.


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     o    Current customers: Zone4Play intends to further develop its current customers such as: Lodgenet, Cablevision, Betfair, Ladbrokes, Coral, and Two Way TV Australia.

     o Zone4Play intends to further develop its mobile gaming products in order to be a leader in this industry which is estimated to reach $23B in 2011, and to have its offering opportunities ready for the market growth where legislation permits.

THE CONTEMPLATED SPINOFF TRANSACTION

Zone4Play DE will sell its blackjack software ("BJ Software") to Newco for a promissory note of Newco in the amount of approximately $2 million (the "Consideration"). The Consideration is based on an appraisal report made by an independent economist. In addition, Zone4Play may lend seed capital, in the anticipated amount of $2 million, to Newco as part of the transaction to be secured by all assets of Newco.

When and if the spinoff is completed, Newco plans to transfer its software to a wholly owned subsidiary of Newco ("Newtech") in exchange for 100% of it's equity. Newtech will then seek to receive a capital investment from a strategic third party gaming operator in return for a minority ownership interest in Newtech to be determined based on Newtech's valuation and the BJ software consideration. The purpose of Newtech will be to exploit the BJ Software and related intellectual property and further develop this software and potentially other gaming software. Newtech is expected to license its software to third parties in exchange for revenue share and license fees.

In addition, it is contemplated that once formed, Newco will form another new offshore wholly owned subsidiary ("Newco I"), which will provide marketing services related to the BJ Software business and potentially other games. Newco I will seek to outsource the full operation of the service which includes payment, processing, customer support, fraud and collusion prevention and other services to a 3rd party.

It is also contemplated that Newco and Zone4Play will enter into an agreement under which Zone4Play will provide Newco with administrative services, including office space and secretarial services, and research and development services, in connection with the development of the BJ Software. The consideration to be paid by Newco to Zone4Play for these services is expected to be Zone4Play's cost plus a certain percentage of the cost to be agreed upon between Zone4Play and Newco.


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                                  RISK FACTORS

There are significant risks related to the contemplated transaction, both regarding the business of Newco and the remaining business of Zone4Play after the spinoff, as well as tax and other risks related to the contemplated spinoff structure itself.

                           RISKS RELATED TO ZONE4PLAY

THE CONTEMPLATED TRANSACTION MAY ADVERSELY AFFECT THE LIMITED MARKET FOR ZONE4PLAY'S SHARES.

Currently, Zone4Play's common stock is traded on the Over-The-Counter Bulletin Board. Securities traded on the OTC Bulletin Board typically have low trading volumes. Market fluctuations and volatility, as well as general economic, market and political conditions, could reduce Zone4Play's market price. The share price of Zone4Play may be adversely impacted by the proposed spinoff transaction because the business potential of Newco and the BJ Software will no longer benefit Zone4Play. Volume of trading may diminish and as a result Zone4Play there may be even less liquidity shareholders may have limited or no liquidity for the shares of Zone4Play, for stock which already has limited market. As a result of the foregoing, it may become increasingly difficult for Zone4Play's shareholders to sell their common stock.

ZONE4PLAY HAS FINANCED ITS OPERATIONS PRIMARILY THROUGH THE SALE OF EQUITY SECURITIES AND ITS ABILITY TO CONTINUE TO DO SO MAY BE ADVERSELY AFFECTED AS A RESULT OF THE CONTEMPLATED TRANSACTION.

Since inception through March 31, 2006, Zone4Play has incurred a cumulative deficit of $7,926,900 and has raised net proceeds from the sale of equity securities of approximately $12,482,599. Zone4Play may need to continue to finance its operations through the sale of equity securities. For example, in March 2006, Zone4Play raised an aggregate of $6,520,000 through the sale of 8,234,485 units comprising of one share of our common stock and one warrant in a private placement to certain accredited investors. The contemplated transaction may adversely affect the capability of Zone4Play to obtain future financing. If Zone4Play is unable to obtain future financing, it may have to substantially curtail or cease operations or find a merger partner on terms which, if available at all, may be unfavorable.

Additional risks that are related to Zone4Play are listed in its Annual Report on form 10K-SB and other reports as filed from time to time with the Securities and Exchange Commission.

                        RISKS RELATED TO THE TRANSACTION

THE TAX CONSEQUENCES OF THE CONTEMPLATED SPINOFF TRANSACTION ON ZONE4PLAY AND ITS SHAREHOLDERS ARE UNCERTAIN.

When a U.S. corporation distributes property to its shareholders, there are potentially two levels of U.S. tax: (i) a corporate level tax; and (ii) a shareholder level tax.

To the extent that the fair market value of the property distributed exceeds the distributing corporation's tax basis in that property, gain is recognized by the corporation under Internal Revenue Code Section 311(b).


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Under Code Section 301(c), a distribution of property by a U.S. corporation to its shareholders is first treated as a taxable dividend to the extent of the distributing corporation's current or accumulated earnings and profits ("E&P"); then as a return of basis; and then as capital gain. Current E&P is "created" when a U.S. corporation recognizes a Code Section 311(b) gain.

Under these rules, if at the time of the spinoff transaction contemplated above, Newco's shares have a fair market value of zero (i.e., the value of the BJ Software does not exceed the value of NewCo's indebtedness), there should be no corporate level tax from the spinoff. However, the value of the BJ Software is subject to a possible upward adjustment by the Internal Revenue Services ("IRS") and the value of Newco's indebtedness is subject to a downward adjustment by the IRS. Either of such adjustments would cause Newco's shares to have a value, and that could cause Zone4Play to recognize a capital gain on the spinoff under Code
Section 311(b). Such "Code Section 311(b) gain" would be taxable to Zone4Play to the extent its net operating loss carryforwards were not sufficient to offset such capital gain.

THE SECURITIES LAWS ASPECTS OF THE CONTEMPLATED SPINOFF TRANSACTION ARE
UNCERTAIN.

The shareholders of Zone4Play would not be paying consideration for the shares of Newco that they would receive in the spinoff, and the Board of Zone4Play and not its shareholders is responsible for making the decision to effect the spinoff. Under certain case law, however, spinoffs have been considered, under certain circumstances, to constitute a sale of securities by the spinning corporation requiring registration under the Securities Act of 1933. These cases have generally arisen in the context of abusive transactions where the securities of the spunoff company become publicly traded without there being adequate public information concerning the spunoff company's business, management and financial condition.

The SEC legal staff has announced guidelines for a "safe harbor" on how to conduct a spinoff in compliance with the U.S. securities laws. Those guidelines include registering the shares of Newco under the Securities Exchange Act of 1934 before the spinoff occurs, thus effectively making Newco a public company. Such registration would ensure that there is adequate public information on the spunoff company before trading in its shares commences.

In order to eliminate the regulatory concern of there being inadequate public information on Newco at the time trading in Newco shares commences, we have imposed restrictions on the transfer of the shares of Newco for a period of two years after the spinoff.

Because of the structure of the contemplated transaction, Zone4Play does not believe that the contemplated transaction is a sale of securities requiring registration of Newco's shares under the Federal securities laws If the SEC concludes that the transaction constitutes a sale of securities, then the failure to register the shares could be a violation of the Securities Act of 1933 and may also be a violation of the Securities Exchange Act of 1934. Zone4Play (and possibly its officers and directors) could be subject to enforcement proceedings by various regulatory agencies in the United States and possibly by the United States Attorney's Office. In addition, Zone4Play would be at risk for civil litigation.

SOME OF ZONE4PLAY SHAREHOLDERS MAY NOT BE ABLE TO HOLD SHARES IN AN OFFSHORE ENTITY.

A small minority of shareholders may not desire, or may not be able to, hold shares in Newco as an offshore company. Zone4Play is considering mechanisms for the redemption or transfer of such shares, but there is no assurance that such a mechanism will be implemented or that any shares sold or transferred can be sold for a reasonable price.


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


                             RISKS RELATING TO NEWCO

THE LOSS OF OUR KEY MANAGEMENT PERSONNEL MAY ADVERSELY AFFECT OUR BUSINESS.

Newco will depend on a relatively small number of key employees, the loss of any of whom could have an adverse affect on our business. Even though Newco may have employment agreements with certain of these employees, it will not be able to assure you that they will continue their service with the Newco. In addition, there can be no assurance that Newco will be able to hire qualified personnel.

IF WE ARE UNABLE TO HIRE AND RETAIN SKILLED PERSONNEL, OUR BUSINESS AND FINANCIAL RESULTS WILL BE NEGATIVELY AFFECTED.

Our success depends to a significant extent on our ability to identify, hire and retain skilled personnel. The software industry is characterized by a high level of employee mobility and aggressive recruiting among competitors for personnel with technical, marketing, sales, product development and management skills. We may not be able to attract and retain skilled personnel to work for Newco or may incur significant costs in order to do so. If we are unable to attract additional qualified employees or retain the services of key personnel, our business and financial results could be negatively impacted.

                RISKS RELATED TO THE MARKETING BUSINESS OF NEWCO

NO OPERATING HISTORY

Neither Newco nor any of the subsidiaries it is about to form has an operating history. Newco has a relatively new business model in an emerging and rapidly evolving market. Online gaming is a relatively new industry and Newco's success is dependent on the continued popularity of online gaming as well as on other factors set forth herein.

ONLINE GAMING REGULATION

There is uncertainty as to the legality of online gaming in most countries and in many countries, including the United States, Newco's proposed activities would be considered to be illegal by relevant authorities. In several countries where online gaming may be illegal, companies in the gaming business rely on the apparent unwillingness or inability of regulators generally to bring actions against businesses with no physical presence in the country concerned. However, authorities in certain jurisdictions have taken indirect steps to restrict online gaming by seeking to prevent or deter payment processors, media providers and other suppliers from transacting with online gaming businesses. The application or enforcement of existing gaming laws or regulations, a change in sentiment by regulatory authorities or the enactment of new legislation prohibiting or restricting online gaming (or services used by online gaming businesses), could severely and adversely impact Newco's proposed business and financial position.

Newco through its 3rd party service provider, will depend on banks, credit card companies, payment processors and other financial institutions, networks and suppliers to enable funds to be paid-in and withdrawn by its customers. Disruption of those relationships through, for example, the enactment of any legislation prohibiting or restricting the use of credit cards or other bank instruments for online gaming transactions, the tightening of money laundering regulations or the relevant authorities taking action against or exerting pressure on banks, credit card companies, payment processors and other financial institutions, networks and suppliers to cease transacting with online gaming businesses could severely and adversely affect Newco's business and financial position.


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It is possible that Newco's planned activities may be alleged to violate an applicable statute based on an interpretation of the statute or based on a future change of law or interpretation or enforcement policy. Such allegations could result in either civil or criminal proceedings brought by governmental or private litigants. As a result of such proceedings, Newco could incur substantial litigation expense, fines, diversion of the attention of key employees, and injunctions or other prohibitions preventing various anticipated business activities. Such an outcome would have a material adverse effect on Newco's business and our results of operations.

As Newco may generate part of its revenue from customers in the US, any action by US authorities that succeeds in prohibiting or materially restricting Newco from offering online gaming in the US would materially adversely affect Newco.

RELIANCE ON THIRD PARTY SYSTEMS

Once formed, Newco will rely on its client gaming operators' systems to prevent collusion, fraud, under-age gaming, money laundering and other unacceptable and illegal activities by players. Failure of the system to put in place effective policies and procedures to prevent these activities by such operators may expose it to enforcement actions by relevant authorities and would be likely to have a material adverse impact on Newco's reputation and consequently upon its revenues, profits and future prospects.

RELIANCE ON THIRD PARTIES REGARDING SERVERS

Once formed, Newco will depend on third parties for the hosting of data servers and for the physical security of its servers. Newco, through its suppliers, maintains a fully functional back-up site which should be operational in the event of failure of the main server site and should result in its services being available again within minutes of such failure. However, this downtime could result in increased costs and lost revenues which would be detrimental to the Company's business.

STRONG COMPETITION AND A RAPIDLY EVOLVING MARKET

Newco's competitors have longer operating histories and significantly greater financial, technical, marketing and other resources than Newco. Newco's competitors may respond to new or emerging technologies and changes in customer requirements faster and more effectively than Newco. Newco may, in response, be forced to lower its share of the revenues or agree other revenue sharing terms with its licensees.

DEPENDENCE ON THE INTERNET

Once formed, in order for Newco to be able to promote its services via the internet, the infrastructure of the internet must continue to be reliable. There can be no assurance that the infrastructure of the internet will be able to support the demands placed on it by the expected growth in internet usage. Predictions which have been made about growth in internet usage depend on a number of assumptions, for example, that consumer confidence in the internet will increase as a result of the adoption of new security protocols, or that the cost of access to the internet will be reduced. Given that the internet is dependent upon relations between a large number of third parties, there can be no assurance that it will develop in a satisfactory manner. Indeed, there can be no assurance that the internet's infrastructure will continue to be able to support the demands currently placed upon it. Any failure of the internet infrastructure to support these demands may have a material adverse impact on Newco's business. Equally, the growth in use of the internet by consumers for e-commerce purposes may not continue, or use of the internet may decline in the future.


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DEPENDENCE ON INTERNATIONAL PAYMENT PROCESSING SYSTEMS

Once formed, Newco's client gaming operators will be dependent upon successful and the commercial relationship with payment processing systems provided by third parties. Any interference with the provision of these services, or the enactment of any legislation prohibiting the use of credit or debit cards and certain bank instruments for gaming transactions, or the tightening of money laundering regulations, may adversely affect the business of Newco's clients and consequently Newco's business. For example, since 2002 a number of North American credit card issuers have refused to allow the use of their credit cards for internet betting and gaming transactions, and it is possible that other card issuers might in the future adopt similar or even more stringent policies. In light of this, it may become more difficult for players to deposit money in their online gaming accounts. In addition, many governments may seek to impede the online gaming industry by introducing legislation designed to prevent customers or financial institutions based in their respective jurisdictions from transferring money to online gaming operations or by seeking to impose a tax on such transfers.

TECHNOLOGY FAILURES

The successful operation of Newco's business once commenced depends upon it and its client gaming operators maintaining the integrity and operation of its and their respective computer and communication systems. However, these systems and operations are vulnerable to damage or interruption based on events which are beyond the Company's control.

INABILITY TO MANAGE GROWTH

Newco may be unable to manage growth successfully, which could adversely affect its business.

RELIANCE ON A BRAND

Newco's success will be dependant on the creation and the maintenance a brand, and if the company is not able to maintain and enhance its brand, its ability to expand its base of customers, advertisers and affiliates will be impaired and its business and operating results will be harmed. As the online gaming market has become increasingly competitive, maintaining and enhancing the company's brand has become increasingly difficult and expensive.

INDEFINITE SUCCESS OF BLACKJACK TOURNAMENTS APPLICATION CONCEPT

The blackjack tournaments concept is a new game introduced to the online gaming world. Although that concept of multiplayer tournaments is known in the gaming world in other games (poker and backgammon, for example), there can be no assurance that the concept of the blackjack tournaments will be attractive to the online gaming world, in which case Newco's business may be adversely materially effected.

                RISKS RELATED TO THE TECHNOLOGY BUSINESS OF NEWCO

INTELLECTUAL PROPERTY CLAIMS AGAINST NEWCO CAN BE COSTLY AND COULD IMPAIR OUR BUSINESS.

We believe that Newco's products and technology do not infringe patents or other proprietary rights of third parties. There can be no assurance, however, that third parties will not claim that our current or future products infringe such rights of third parties. We expect that software developers will increasingly be subject to such claims as the number of products and competitors providing games software and services grow and overlap occurs. Any such claim, with or without merit, could result in costly litigation or require Newco to enter into royalty or licensing agreements in order to obtain a license to continue to develop and market the affected products. There can be no assurance that Newco would prevail in any such action or that any license (including licenses proposed by third parties) would be made available on commercially acceptable terms, if at all. If Newco becomes involved in litigation over proprietary rights, it could consume a substantial portion of our managerial and financial resources, which could have a material adverse effect on our business and financial condition.


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NEWCO'S ABILITY TO LICENSE ITS TECHNOLOGY WILL BE ADVERSELY AFFECTED IF ITS
TECHNOLOGY'S SECURITY MEASURES FAIL.

Newco's technologies incorporate security and authentication protections designed to allow licensees to protect certain personal information of players, such as credit card numbers, player information and player account balances. We cannot predict whether events or developments will result in a compromise or breach of the technology Newco will use to protect a player's personal information. If the security measures in Newco's software fail, licensees may lose many customers and our ability to license Newco's technologies will be adversely affected.

Furthermore, the servers and computer systems of licensees may be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could disrupt their operations and their ability to pay licensing fees. Any material failure of such systems may have a material affect on Newco's business. Newco may need to expend significant additional capital and other resources to protect against a security breach or to alleviate problems caused by any breaches.

ERRORS OR DEFECTS IN NEWCO'S SOFTWARE PRODUCTS COULD DIMINISH DEMAND FOR NEWCO'S PRODUCTS AND REDUCE NEWCO'S OPERATING RESULTS.

Newco's software products are complex and may contain errors that could be detected at any point in the life of the product. We cannot assure you that errors will not be found in new products or releases after shipment. This could result in diminished demand for our products, delays in market acceptance and sales, diversion of development resources, injury to our reputation or increased service and warranty costs. If any of these were to occur, our operating results could be adversely affected.

BECAUSE NEWCO WILL OPERATE IN MULTIPLE INTERNATIONAL MARKETS, IT IS SUBJECT TO ADDITIONAL RISKS.

Newco's business is subject to risks, which often characterize international markets, including:

     o    potentially weak protection of intellectual property rights;

     o    economic and political instability;

     o    import or export licensing requirements;

     o    trade restrictions;

     o    difficulties in collecting accounts receivable;

     o    unexpected changes in regulatory requirements and tariffs;

     o seasonal reductions in business activities in some parts of the world, such as during the summer months in Europe; and

     o    potentially adverse tax consequences.

NEWCO'S OPERATING RESULTS ARE LIKELY TO BE DIFFICULT TO PREDICT AND ARE LIKELY TO FLUCTUATE SUBSTANTIALLY.

Newco's operating results are likely to fluctuate significantly due to a variety of factors, many of which would be outside of Newco's control. Factors that may harm our business or cause our operating results to fluctuate include the following:

     o the ability of customers to obtain players and grow their online gaming business;

     o    the mix of games and other products developed by Newco;

     o    Newco's inability to obtain customers and strategic partners;

     o Newco's inability to adequately maintain, upgrade and develop its technologies;

     o    Technical difficulties with respect to the use of Newco's software;

     o The ability of Newco's competitors to offer new or enhanced games technologies, services or products;

     o    price competition;

     o    Adverse regulatory developments in the business of games for pay;

     o    Newco's inability to license additional games from third parties; and

     o The amount and timing of operating costs and capital expenditures relating to commercializing Newco's technologies.


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NEWCO'S PRODUCTS MAY NOT ACHIEVE MARKET ACCEPTANCE.

Poor market acceptance of Newco's products or other unanticipated events may result in lower revenues than anticipated, making anticipated expenditures on development, advertising and promotion not feasible. Initially, Newco's success may be limited by its limited experience in marketing online gaming technologies, its limited international marketing experience and its lack of brand recognition.

Newco's BJ Software licensing fees revenue model will be dependent upon the revenues of its customers. If Newco's technology and games are not widely accepted by its future customers' subscribers, its financial condition and results of operations will be materially and adversely affected.

Once formed, Newco is expected to enter into agreements with its new customers under which they offer Newco's applications to subscribers and Newco receives a percentage of its customers' related revenues. The subscribers are charged a one-time, monthly or per-use subscription fee for the application. It is expected that Newco's customers will retain a percentage of the fee and remit the balance to Newco. If Newco's technology and games are not widely accepted by its customers' subscribers, Newco's financial condition and results of operations will be materially adversely affected.

RAPID TECHNOLOGICAL CHANGES MAY ADVERSELY AFFECT NEWCO'S FUTURE REVENUES AND PROFITABILITY.

The software industry is subject to rapid technological change. Newco's will need to anticipate the emergence of new hardware and software technologies, assess their market acceptance, and make substantial development and related investments. New technologies in software programming or operations could render Newco's technology obsolete or unattractive to our customers, thereby limiting its ability to recover development costs and potentially adversely affecting its future revenues and profitability.

                       RISKS RELATED TO LOCATION IN ISRAEL

The following risk factors are addressed to Newco, but equally affect Zone4Play.

POTENTIAL POLITICAL, ECONOMIC AND MILITARY INSTABILITY IN ISRAEL MAY ADVERSELY AFFECT NEWCO'S RESULTS OF OPERATIONS.

Initially, Newco's principal offices and operations will be located in Israel. Accordingly, political, economic and military conditions in Israel directly affect its operations. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors. A state of hostility, varying in degree and intensity, has led to security and economic problems for Israel. Since October 2000, there has been an increase in hostilities between Israel and the Palestinians, which has adversely affected the peace process and has negatively influenced Israel's relationship with its Arab citizens and several Arab countries. Such ongoing hostilities may hinder Israel's international trade relations and may limit the geographic markets, where Newco can sell our products. Furthermore, the United States Department of State has issued advisories regarding travel to Israel, impeding the ability of travelers to attain travel insurance. Any hostilities involving Israel or threatening Israel, or the interruption or curtailment of trade between Israel and its present trading partners, could adversely affect Newco's operations.


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RESULTS OF OPERATIONS COULD BE NEGATIVELY AFFECTED BY THE OBLIGATIONS OF
PERSONNEL TO PERFORM MILITARY SERVICE.

Newco's operations could be disrupted by the absence for significant periods of one or more of its executive officers, key employees or a significant number of other employees because of military service. Some of Newco's proposed executive officers and some of Zone4Play's male employees in Israel who may also become Newco's executive officers and employees are obligated to perform military reserve duty, which could accumulate annually from several days to up to two months in special cases and circumstances. The length of such reserve duty depends, among other factors, on an individual's age and prior position in the army. In addition, if a military conflict or war occurs, these persons could be required to serve in the military for extended periods of time. Any disruption in operations as the result of military service by key personnel could harm Newco's business.

UNDER CURRENT ISRAELI LAW, NEWCO MAY NOT BE ABLE TO ENFORCE COVENANTS NOT TO COMPETE AND THEREFORE MAY BE UNABLE TO PREVENT OUR COMPETITORS FROM BENEFITING FROM THE EXPERTISE OF SOME OF OUR FORMER EMPLOYEES.

Israeli courts have required employers seeking to enforce non-compete undertakings against former employees to demonstrate that the former employee breached an obligation to the employer and thereby caused harm to one of a limited number of legitimate interests of the employer recognized by the courts such as, the confidentiality of certain commercial information or a company's intellectual property. In the event that any of Newco's employees chooses to work for one of its competitors, Newco may be unable to prevent its competitors from benefiting from the expertise of its former employees obtained from it, if Newco cannot demonstrate to the court that a former employee breached a legitimate interest recognized by a court and that it suffered damage thereby.

FORWARD-LOOKING STATEMENTS

The statements contained in this current report that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as "believes," "intends," "plan" "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. In particular, our statements regarding the potential growth of our markets and business outlook are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the growth of the interactive game market and other factors, including general economic conditions and regulatory developments, not within our control. The factors discussed herein, and expressed from time to time in our filings with the Securities and Exchange Commission and in the "Risk Factors" section above could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this filing, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

NEWCO'S PROPOSED BUSINESS

If formed, Newco intends to enter the online gambling business, initially with its proprietary blackjack software game. Newco intends to attract online gamblers its own online gambling websites, as well as to license its blackjack software to owners of other gambling websites. The online conduct of the games and "back office" operations will be outsourced to one or more gaming operators, and players will be required to download the gaming operator's software in order to play. Newco's target market segments are: Newco target segments are:

ONLINE GAMBLERS

          If formed, Newco intends to generate new players through both online and offline marketing techniques, including an extensive affiliate program through which Newco will give incentives to third parties to direct new players to one of Newco's websites by paying such marketing partners either a fixed amount or a share of Newco's revenues generated from each such referral.

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


          Once connected to one of Newco's websites, potential online players will initially be required to download the gaming operator's software from Newco's servers onto their computers. Once the software has been downloaded, the players register on and connect to the operator's gaming server. Players are required to deposit money into an account with the gaming operator prior to playing real money games or before registering for real money tournament. All support functions, including the provision and maintenance of gaming software, payment processing, technical support and back-office management will be provided by the gaming operator. Newco will derive its revenues from its entitlement to a percentage of the amount withheld by the operator from the total amount bet on each hand in a game, less certain deductions. The total amount withheld is called the Rake. The Rake varies between one per cent and ten per cent of the amount bet on each hand played. Newco will be notified daily of the amounts owed to it in respect of the active players introduced by Newco or by its affiliates, and the respective receivables will be transferred by the operator to Newco's bank account on a monthly basis.

          ONLINE GAMING OPERATORS. Newco also expects to generate revenue from licensing its blackjack software to licensees and will charge setup fees and a revenue share based on a percentage of the licensee's net revenue.

          One of the major challenges facing the competitive online gaming marketplace is to differentiate between online gaming websites. Many websites have similar product and service offerings, and provide a similar online gaming experience. As a result, online gaming websites face branding and marketing challenges in the customer acquisition process (the "first deposit" stage).

          In order to be successful, Newco has to establish a trusted brand, offer broad and superior product quality, assure excellent customer support, and invest sufficient marketing resources in ongoing branding and advertising activities. Implementing effective marketing strategies that are aimed to attract, retain, and re-activate players, is a key success factor.

          The online gaming market is expected to grow significantly, and millions of new online players are expected to enter the market in the coming years. Moreover, the life expectancy of online players is limited (estimated at only a few months). That means that even active players are constantly looking for new gaming experiences in other online gaming websites. The key marketing challenge faced by online gaming operators is to identify, acquire, retain, and satisfy potential and existing customers.

          MARKETING PLAN

          Newco will endeavor to develop a comprehensive marketing plan to achieve its growth objectives for the next several years. Newco intends to invest significant amounts in marketing and to employ a number of customer acquisition strategies, both online (including advertising, affiliate programs, referrals and search engines) and offline marketing channels (including mass media, direct mail, sponsorships and referrals).

          Equally important are customer retention activities, which are designed to maximize customer revenues and customer lifetime value by providing personalized communications, bonuses, tournaments and other events and promotions.

          Among the methods available to generate new players are the following:

     o Affiliate programs. Newco will recruit affiliates, whose role is to direct potential players to one of Newco's websites.

     o    Ownership of key domain names.

     o Establish dedicated blackjack portals - Once formed, Newco will expend efforts to acquire ownership of several dedicated domains for the intended use of such domains as blackjack information centers and industry portals that are dedicated to the new P2P Black Jack game.

     o    Player's referral marketing via a "Refer a Friend" program.

     o    Search Engine Optimization.

     o    Online and offline media buying.

     o    Sponsorships.

     o    Offline blackjack tournaments.

     o    Internal promotion

GENERAL OBJECTIVES

Key general objectives and quantitative objectives of Newco's marketing plan are:

     o    Become a leading P2P blackjack software provider to gaming operators.

     o    Develop marketing capabilities to support its gaming brands.

     o    Reduce average player acquisition cost while generating growth.

INTERNAL CONTROL AND SUPPORTING SYSTEMS

Newco does not currently intend to operate any games by itself and will not own processing accounts with payment service providers. Rather, it will use a third party gaming operating company to provide these kind of services. Furthermore, Newco does not intend to neither host the game application nor the processing servers on its servers. Newco will rely on the integrity of the software and equipment provided by the gaming operators to prevent collusion between players and fraud from being committed. Newco believes that the gaming software operated by each operator is independently audited so as to ensure its gaming fairness.

Newco understands that it will have a responsibility for ensuring , to the best of its ability that its marketing activities and those of its marketing affiliates do not contravene laws applicable to Newco and its gaming operators, including but not limited to any money laundering. In this regard and to minimize these risks, Newco will monitor the activities of its marketing affiliates. As the games and the software (including the acceptance of deposits from players) are operated by the gaming operator, Newco believes the ultimate responsibility for ensuring compliance with laws applicable to player registration and activities, such as money laundering and under age gaming, rests with such operators.

NEWCO'S STRATEGY

Newco's mission is to be one of the leading gaming companies in its field, and to develop a trusted brand, supported by innovative technology. We believe that the global online gaming market will continue to grow rapidly, helped by the increasing penetration of Internet and broadband Internet, increasing customer demand for online games, greater television exposure and increasing investment by industry players in product development, new payment processing methods, customer support and marketing.

Newco's key strategies include the following:

     o    Promote and develop its multi-player blackjack tournament application.

     o    Increase the awareness of Newco brands in markets worldwide.

     o Provide a robust and scalable online gaming platform, leveraging leading technologies.

     o    Launch in the future poker, casino and bingo products.

     o    License its software to third parties.

     o    Acquire new games where appropriate opportunities arise.

NEWCO'S COMPETITIVE STRENGTHS

Newco's believes its competitive strengths include the following:

     o Owns its own blackjack software so that it is not dependent on other software providers.

     o    Experience in the gaming software development market.

     o    Unique, patent pending P2P blackjack offering.

     o Effective online and offline marketing tools, driving customer acquisition and retention.

     o First to market in the online multi-player blackjack tournament market.

NEWCO'S PRODUCTS AND TECHNOLOGY

Newco's blackjack software was developed by Zone4Play. Zone4Play specializes in the development of software solutions for interactive gaming industry. Newco will further develop its blackjack sofware, and intends to develop other products in the future.

Fundamental to Newco's success will be its technology-based culture focused on integrity, speed, reliability and scalability to accommodate rapid growth. The strong technology background of key members of Newco's management team, together with access to Zone4Play's engineering and technical resources based in Israel, will lead to substantial investment in scalable, secure, safe and feature rich technologies. When formed, Newco will own all of the software that is material to its operations.

During the first few months of operation, Newco will use third party services for the operation of the blackjack software. These services will include: payment, responsive customer support, fraud control capabilities, collusion prevention, and more.

NEWCO'S BLACKJACK GAME

Blackjack is among the most popular casino games and attracts different types of players including both professional players and unskilled amateur players. Simple rules and extremely visible play permit players to enter the game with little knowledge. At the same time, the unique blackjack tournaments rules adds skill elements to the traditional blackjack game and therefore attracts professional and savvy players who implement complicated gaming strategies.

One of the unique aspects of Newco's P2P application is that it allows for constant gaming opportunities and nonstop blackjack online events. A game is available whenever a player is looking for one. Players do not play against the house - players compete against each other allowing the most skillful player to win. Once a set number of players arrive, the game begins. Multi-table tournaments consist of a number of 5-player tables, allowing bigger prizes and a more exciting tournament.

The contemplated blackjack tournaments are single- and multi-table events where two to five players are seated at one multi-player table. The application's innovative nature allows nonstop blackjack online events. A game is available whenever a player is looking for one. We developed the blackjack software with the assistance of professional blackjack players. Management believes that Newco's new multi-player blackjack application may be a very attractive product for major online casinos and sports books. Newco's blackjack product is the first on the market to combine a full range of multi-player blackjack games:
Multi-table Sit & Go tournaments; Single table Sit & Go Tournaments; Heads-Up blackjack; blackjack Shootout tournaments; and daily blackjack special tournaments.

The game consists of up to five players per blackjack table. Each player has to pay a "buy-in" and the house fee in order to register for the game. The players choose the game with the amount of rounds they prefer and enter the table. All players receive an equal amount of chips. The chips are used as counters and are accumulated by beating the computer-generated dealer's hand. Each player determines the amount of chips to bet in every hand. The player who accumulates the most chips wins the pot.

Management believes that Newco's blackjack software is feature rich with the leading multi-player engine available and includes quick games, sit & go tournaments, and more.

COMPETITION

GAMING SOFTWARE PROVIDERS

Some of the leading software and system providers in the online gaming industry operates their own gaming websites while still providing their proprietary gaming systems to other operators. There are about 90 proprietary gaming systems offered by some 120 software and system providers, however the market is dominated by 15 leading software vendors including: WORLDGAMING, MICROGAMING, PLAYTECH, REALTIME GAMING, BOSS MEDIA, AND OTHERS.

Major software vendors may provide their proprietary gaming platforms to dozens of operating websites simultaneously and have been offering a range of services including: gaming software, customers support, back office systems, payment processing and hosting, allowing vendors to offer solutions ranging from specific software to 'plug and play' gaming platforms.

For small to mid size operators, in house development is usually inefficient; therefore in these cases, software licensing may often be the most appropriate solution.

Using standard gaming engines that can be customized to client needs allows the software vendors to offer their customer a distinctive user interface and different `skins'. Although most competitors seek to offer new and innovative games, there are practically only a few new games in the industry. The reason is that most of the software vendors choose to get more market share by adding new operators while focusing on developing back office functionalities, service and support to its operators.

Vendors generate revenue streams through software and support licensing as well as customization, payment processing, hosting and other services that are partly fixed but are mainly calculated as a percentage of each licensee's level of activity.

BLACK JACK TOURNAMENTS

P2P blackjack is a new concept that has been introduced by few operators, including: Global Player Casino, Game Account (A skill game company), blackjack.com, RiverBelle Casino. All of these websites offer different kind of multi-player blackjack, but none of them offers a tournaments blackjack application.

MARKET SIZE AND GROWTH

Industry sources estimate that the global revenues of "brick-and-mortar casinos" were $70 billion in year 2004 and are expected to grow to $100 billion by year 2009. With additional revenues coming from sport betting and lotteries, the gaming market generated an estimated $247 billion in year 2004 and is expected to reach revenues of over $300 billion by year 2009.

With $10 billion in revenues, the online gaming market is estimated to generate 4.6% of the global betting market revenues in year 2005 and is predicted to accumulate to 7% of market revenues by year 2009.

Gaming market revenues are expected to keep on growing at a compound annual growth rate (CAGR) of 5% in coming years, while the online gaming market is expected to grow at a much rapid pace of 20%-25% to accumulate to an estimated market size of $23 billion in 2009.

Demand for online gaming from the United States accounts for 40% of the market, Europe accounts for 30% and the Far East for 18%. The fastest growing markets in the coming years are expected to be Asia Pacific (estimated to grow at almost 50% per year), and Europe (35-40% per year). The U.S. market is maturing slightly but is still expected to achieve double-digit growth. However, the U.S. market is likely to grow dramatically if and when online gaming is eventually legalized and the major U.S. brick-and-mortar casino operators enter the market.

Previous market size and growth estimates are generally agreed among most research and consultancy firms as well as stock analysts. Nevertheless, data on the current size of the global betting and gaming market, whether online or offline, is scant and its accuracy is impossible to verify. This is a relatively new industry, with little visibility; therefore, analysts cover the industry based on recent trends, the key underlying drivers of growth and their key enablers rather than global growth forecasts. Under their valuations, market base cumulated annual growth rate ranges between 14.4% and 23.2%.

The online gaming market is divided to segments according to game types, reflecting different gamer characters and tastes; however, some of the market segments such as blackjack attract gamers of different gaming choices.

The P2P emerging segment that currently includes mostly poker is predicted to grow from a market share of 22% which reflects $1.44 billion in year 2005 to 38% and $9 billion by year 2009. (Poker reflects $6 billion.) Poker operators are now targeting more casual gamers which are considered the mass market. As more casual gamers and less affluent nations enter the poker players market ARPC (Average Revenue Per Customer) per annum is expected to fall from an average of $762 in 2004 to $619 in 2008. Consequently, poker operators are constantly looking for new ways to attract casual players (U.S. and non-U.S. players) to the international P2P networks on the one hand, while increasing the ARPC on the other hand.

We estimate that Newco's P2P blackjack product can serve such need for the following reasons:

     o P2P blackjack is more intuitive than poker and therefore may be more compatible to casual gamers that refrain from joining the poker network.

     o Blackjack is the most popular casino game outside of the U.S. As part of the poker network efforts to diversify their client portfolio risk, networks adjust their offerings to new non-U.S. markets.

     o Introducing another P2P game which shares the proven poker revenue model on the same poker network will increase ARPC and will allow network operators to better compete in the player acquisition market. Better ARPC means more revenue sharing affiliate marketing partners and better marketing budgets. Such acquisition tool may be translated to a growth driver that will allow building the fastest growing P2P network. High network liquidity is the principal factor to generate players' trust and players' interest and therefore, building the biggest network in the P2P gaming arena.

P2P poker showed a compound annual growth rate of more then 334% the four years since it emerged as an independent market segment. We believe that blackjack has the potential to be the most popular P2P game after poker.

The online gaming market is one of the fastest-growing and most profitable online businesses. It has experienced a rapid growth in recent years, fuelled by the growth of broadband penetration throughout the world, increasing consumer confidence in the safety and security of online payment systems, increasing customer demand, and ongoing investments by online gaming operators in product development and marketing.

Online gaming has a number of advantages for players: it is convenient and easily accessible at any time, day or night, and relatively anonymous. Casino websites provide a wide variety of games, including free-play games that encourage players to experience online gaming for the first time.

According to an industry research report, the worldwide market for online gaming has grown from virtually no revenue in 1995 to approximately $6 billion in 2003 and has increased to over $8 billion in 2004. Forecasters expect this market to grow by an additional 20%-25% in each of 2005 and 2006. According to one specialist gaming consultancy, the online gaming market will continue to grow rapidly in the coming years, reaching $15 billion in 2007 and $22 billion in 2009.

The United States remains the largest online gaming market despite attempts by the U.S. Department of Justice to curtail this market. Due to these legal hurdles, internet gaming websites that are directed primarily towards U.S. users are located offshore, mainly in the Caribbean. The United States accounts for over 40% of the global market for online gaming, and between 60%-70% of the online poker market. Europe is expected to increase its market share from 17% in 2004 to 25% by 2008. Within the Far East, Japan is currently the largest market.

ADVANTAGES OF MULTI-PLAYER BLACKJACK

We believe that the multi-player blackjack concept offers unique advantages to players that can not be found in the traditional online blackjack games:

In today's competitive online gaming marketplace it is often difficult to differentiate between online gaming websites. Most of the leading websites offer games that were developed by the same several gaming software providers and therefore have similar product and service offerings and provide a similar online gaming experience. Newco plans to offer players a new gaming concept that will clearly differentiate its gaming offerings from those of other websites that offer traditional online games. We believe that marketing affiliate partners that constantly look for new gaming product offerings for their players' traffic will find the new P2P blackjack gaming application attractive.

The Board believes the P2P blackjack gaming application is attractive for several reasons.

     o THE PSYCHOLOGICAL DIMENSION. Casino players, both offline and online, face the inevitable statistical risk of `house odds'. Even players that gain short term profits face this statistical fact and realize that if they continue to play, they will, as a statistical matter, face likely losses to the house. As a result, the psychological threshold that is associated with typical casino games in general, and traditional blackjack in particular, significantly affects the degree of player's motivation to keep playing (and to lose) money. In the P2P blackjack concept, where players play against each other, management believes that the psychological barriers may be much lower. In contrast with traditional casino blackjack, there is no inherent axiom in P2P blackjack that `the house always wins'. We believe that this fact can contribute to changes in traditional gaming patterns and players' gaming motivation. Consequently, our Board believes that P2P blackjack will increase the direct acquisition ratio of real money blackjack player, and will provide a better conversion ratio of "play for fun blackjack" players to real money players.

     o HIGHER REWARDS FOR SKILLED PLAYERS. Our Board believes that another major advantage of the P2P concept is that this forum may yield potentially higher wins for skilled players. In a multi-player environment skilled players can generally find different opponents, which may afford the opportunity to earn tournament prizes that are more advantageous than those offered by traditional `dealers'. As a result, the Board believes that the multiplayer blackjack game can offer significant economic incentives to skilled players that can not be found in traditional online casino websites.

     o FUN. Another major benefit of the multi-player concept, as compared to traditional blackjack applications involving an official dealer, is the increased potential opportunities afforded to players who desire human interaction as part of their online gaming experience. In contrast to the traditional online blackjack experience, which typically is arranged as a `game against a machine', the multiplayer environment connects different human players who share similar objectives. The Board believes that this can add a unique interactive flavor to the game, including the allowance of emotional expressions, an interchange of ideas and strategies, personal preferences, mistakes, and other forms of communication typically absent from the traditional dealer-based game.

ONLINE CASINOS

The ONLINE CASINO MARKET IS STARTING TO EXPERIENCE CONSOLIDATION and is more developed than all other segments of the internet gaming industry. Online casinos are operating in various regions throughout the world. Based on figures obtained from an industry source, there were 1,200 online casino websites in 2004.

Online casinos offer table games, card games and slots and have been working with system developers to increase their portfolio of games to continually attract new players. Operators and system providers have been collaborating to create more advanced person-to-person play capabilities, security features and standards, and new games to keep players coming to the websites.

Online casinos offer players 24/7 online play, and offer high returns on capital for operators, as they do not require glitzy bricks and mortar facilities, and can be based in tax-free jurisdictions. Thus, they can, typically, afford much higher payouts, usually 96%-98% compared with 88%-90% at land-based casinos.

According to market research, the ONLINE CASINO MARKET IS WORTH APPROXIMATELY U.S.$3 BILLION EXCLUDING POKER (2004) and has been evolving for ten (10) years. It accounts for less than 5% of global land-based revenue and still offers future potential upside in growth.

The demographic of casino players is typically males and females between the ages of 25-54. The demographic varies with the type of game being played, with females typically playing games such as slots and males playing games such as blackjack.

The online casinos market is highly competitive and payout ratios can easily be compared on certain web websites that present industry statistics. Moreover, there is significant overlap between casino operators, as players often maintain casino accounts with more than one casino operator and switch between casinos. The operators aim to improve `stickiness' by offering, among other incentives, unique and advanced games, generous bonuses and bigger jackpots.

The business model for online casinos bears significant similarities to that utilized by other online gaming websites. As a general rule, most website operators do no not develop their own proprietary software purchase turnkey software packages from dedicated software companies. Turnkey software packages enable online gaming operators to create and maintain uniquely branded websites without needing the time and money required to develop proprietary technology. Many software providers offer turnkey solutions that include everything from marketing tools and customer service components to payment transaction system, and back office applications. Many of such gaming operators focus most efforts on marketing and branding for the purpose of recruiting new players for the casino and retaining existing casino players (which are considered key factors to online casino's success). This process is integral to the development of the casino, as the development of a strong and highly recognized brand creates awareness, increases barriers to entry for competitors, and increases market trust in the operator's website. In addition, website operators typically sign a contract with a casino software provider for service and maintenance of the casino software. Contracts between gaming software providers and gaming websites are normally premised on the website operator's payment of setup fee to the gaming software provider and a revenue share from the net revenue of the operator , which ranges between 15% and 30% .

Additional players in the online casino market are the online financial service providers who collect and hold customer money on account for use in the casino. Like the gaming software providers, the online financial service providers receive a percentage of revenues from the website operators. In addition, many of such financial service providers also charge transaction fee for every transaction. When players choose to log into Real Money casino account for the first time, they are required to establish a personal casino account with the gaming operator. Soon afterwards, they will be directed to the casino cashier, where they will be guided through the deposit process. Once the player deposit attempt, is successfully completed, dedicated funds will be charged to the players gaming account and the player will be able to place a bet in one of the casino games.

Leading online casinos are Casino-on-net (888.com), Golden Palace, InterCasino, Lucky Nugget, RiverBelle, Starluck Casino, Club-Dice casino and others.

GOVERNMENT REGULATIONS

GOVERNMENT REGULATION

The gaming industry is prohibited or restricted in some countries and highly regulated in others. In a number of countries the legal position is uncertain. In general terms, it is possible that, subject to the courts in the relevant countries being able to establish jurisdiction, online gaming and Newco's activities in relation to it does or may constitute (in a manner and to a degree which varies between countries) a breach of the applicable criminal and/or civil legislation in the countries of residence of Newco's registered players. This may potentially expose Newco, and/or its directors to fines and other sanctions (including imprisonment).

Although the regulatory regime for land-based gaming operations is well established in many countries, the gaming laws in such countries will not necessarily have been amended to take account of the internet, and the ability to offer gaming services online. Consequently, there is uncertainty as to the legality of online gaming in most countries and in certain others it may be illegal. In several countries local regulators are willing to license and regulate local and often state-owned operators, but prohibit foreign operators, in some cases possibly to protect the tax and gaming revenues of the relevant government. Authorities in certain jurisdictions have taken indirect steps to restrict online gaming by seeking to prevent or deter banks, payment processors, media providers and other suppliers from transacting with and providing services to online gaming operators. The application or enforcement (or threat of enforcement) of gaming laws or regulations, or a change in sentiment by regulatory authorities on the enactment of new legislation prohibiting or restricting online gaming or services used by online gaming businesses or the taking of such indirect steps, may severely and adversely impact the business and financial position of online gaming companies. The legality of customers engaging in online gaming is also uncertain in a number of countries.

Nonetheless, customers in such countries have proved willing to engage in online gaming despite the fact that they may be prohibited by their domestic law from doing so. If online gaming were liberalized, or licensed and regulated, particularly in the U.S., online gaming companies would be likely to face increased competition from large land-based operators and internet companies that may not currently offer such services as a result of the regulatory restrictions.

U.S. GAMING REGULATION

The U.S. Department of Justice takes the position that online gaming is illegal in the United States under existing federal law. In addition, U.S. federal law prohibits activities that use the means of interstate commerce to facilitate or promote gaming that violates state law, and federal courts have held with respect to other matters under U.S. law that "means of interstate commerce" includes the internet. At a state level, most states make gaming and the promotion of gaming unlawful. Most of these state laws do not specifically apply to internet gaming, but some have amemded their laws to affirmatively make such activity, including the marketing or promotion of internet gaming, unlawful. To date, to the knowledge of the company, there has been no successful criminal or civil action against an entirely offshore online casino operator where there has been no U.S. national ownership or management. Only a small number of legal actions have been brought against online gaming operators in the U.S., and most of these have been where the owners of the operators are US citizens or the assets and personnel of the online gaming operator have been located in the U.S..

The future of regulation of the online gaming industry in the United States is unclear. For the past several years, the U.S. Congress has considered federal legislation which would impose civil and criminal penalties on online gaming operations for accepting wagers fron US residents and accepting credit card payments, electronic fund transfers and other banking instruments used to fund online gaming transactions from U.S. residents. Such legislation also would direct U.S. regulatory authorities to impose regulations that would prevent financial institutions regulated by U.S. banking authorities or otherwise subject to U.S. jurisdiction from processing payments related to wagering activities. The legislation has varied from session to session, but has yet to pass the U.S. Congress and become law. An increase in participation in online gaming in the U.S. has attracted significant attention. Opponents continue to threaten to seek enactment of legislation at the state and federal levels barring online gaming or participation in online gaming activity in the U.S. No guarantee can be given that the U.S. authorities will not seek to prosecute offshore gaming operators, nor companies who promote them, and no prediction can be given as to the success of any such prosecutions. Any significant restriction on participation in, or marketing or promotion of, online gaming in the U.S. would have a significant adverse effect on Newco's business, financial position and future prospects.

Because online gaming may be illegal in some states, debts incurred by players may be unenforceable under certain state laws, thus leading some credit card affiliates to refuse to allow players to open accounts with online bookmakers. As the result of a 1999 case in California by a bettor who accumulated online gaming debts and then successfully argued that she should not be responsible for such debts because the activity was illegal, Visa sent the following advisory message to its nationwide cardholders and merchant banks in the U.S.: "Internet Gaming Advisory: internet gaming may be illegal in the jurisdiction in which you are located, including locations within the United States. Visa cards may only be used for legal transactions. Display of a payment card logo by an online merchant does not mean that internet gaming transactions are lawful in all jurisdictions in which the cardholder may be located."

On 7 April 2005, the World Trade Organization (WTO) ruled that the United States had established that its laws prohibiting gaming are "necessary to protect public morals or maintain public order". The United States, however, failed to show that the prohibitions in its laws related to horse race wagering are applied equally to foreign and domestic remote gaming services, thereby contravening international trade rules. The WTO's ruling highlights the need for the U.S. to clarify its policies on internet gaming on horse race wagering and the purported extraterritorial application of its laws, although there can be no certainty as to how the U.S. will make such clarification or that it will make such clarification at all. There is therefore a risk that U.S. authorities might seek to curb any participation by individuals in online gaming.

On May 25th, 2006, the Internet Gaming Prohibition Act, also known as the Goodlatte bill, was passed by a Congressional Committee on a nearly straight party vote of 25-11. The Act will be considered by the full Congress this summer.

The legislation has the support of the Justice Department because it would plug holes in the Wire Act of 1961, which outlawed the transmission of wagers over phone lines but has no jurisdiction over the Internet.

Both Rep. Goodlatte's bill and Rep. Leach's proposed bill would seek to criminalize the electronic transmission of funds for gaming purposes. The Leach bill would make it illegal for credit card companies to accept transactions at online gaming websites, while the Goodlatte bill goes further and forces U. S. financial institutions to cooperate with federal law enforcement agencies and report customers transactions. It would also look to force Internet Service Providers (ISPs) to cut off access to offshore websites their customers might use for online poker and gaming.

FEDERAL PROHIBITION PROPOSALS

In recent sessions of the U.S. Congress, several pieces of legislation have been proposed which, had they been passed, would have expressly prohibited online gaming and/or the provision of payment processing services to online gaming operators in the U.S.. This proposed legislation has faced objections and opposition from various interested parties, including the racing, lottery and land-based casino industries, and has, to date failed to gain sufficient support to be passed by the U.S. Congress. However, such legislation continues to be proposed. Later this year, it is expected that Senator John Kyl will introduce proposed legislation or support the current legislation pending in the House of Representatives that would prohibit the use of credit cards, electronic fund transfers, bank transfers and other payment instruments and mechanisms to fund unlawful online gaming. This proposed legislation, which is referred to as the "Unlawful Internet Gaming Enforcement Act," may be considered by Congress before the end of 2006. In 2004, similar legislation was passed by the U.S. House of Representatives, but not by the U.S. Senate. There can be no assurance that online gaming or the provision of payment processing services to online gaming operators will not be specifically prohibited in the U.S. in the future through the enactment of the Senator Kyl's proposed legislation or some other legislation. In the event of such a prohibition, the relevant U.S. authorities would be likely to become more active in seeking to enforce U.S. laws against companies and persons based outside the U.S. or against companies that provide services to online gaming companies which could have a material adverse effect on Newco.


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


INDIRECT PROHIBITION EFFORTS

U.S. laws are being used, or threatened to be used, by federal prosecutors, state attorneys general and other authorities against third parties who provide services to online gaming companies or who directly or indirectly facilitate online gaming operators such as licensees, internet service providers, software and technology providers, payment processors and internet portals to attempt to impede the growth of online gaming in the U.S. or prohibit the provision of services and supplies to the industry. These efforts may take various forms, including requests that online service providers `cease and desist' from offering a service within a particular jurisdiction, civil actions seeking to enjoin a service and demand a refund of gaming proceeds originating from a particular jurisdiction, or criminal indictments, alleging a violation of state, federal and/or local law. These efforts which raise legal and moral concerns about the industry may also have the effect of causing Newco to avoid dealing with the online gaming industry

U.K. REGULATION OF ONLINE GAMING

On 7 April 2005, the UK Gaming Act 2005 (the "UK Act") was given Royal Assent. The UK Act introduces fundamental reforms of current gaming legislation, including online gaming. The UK Act envisages that a new single regulator, the "Gaming Commission", will be formed shortly and that the remaining provisions of the UK Act will come into force from the second half of 2005 onwards, with the full regime to be in place by the end of 2006. All current legislation specifically relating to gaming, including online gaming, none of which the Directors believe applies to Newco's activities, will be repealed when the UK Act comes into force and most entities involved in the provision of gaming activities in the UK, including Newco, will be regulated by the Gaming Commission. The Gaming Commission will have comprehensive powers which are set out in the UK Act.

The UK Act makes provision for the licensing of online betting and gaming in the UK, which is defined as "remote gaming". However, the UK Act does not clearly specify what services and facilities will need to be licensed in the UK. There is, however, specific provision in the UK Act relating to the use of "remote gaming equipment", which is defined as including facilities for registration, payment and the hosting of a random number generator in connection with gaming businesses. Such definition is likely to include servers which host gaming websites or gaming software. An operator and/or supplier of such equipment will need to obtain a license in the UK or relocate all of the remote gaming equipment used in connection with its licensed activities outside Great Britain.

The UK Act makes it an offence to supply, in the course of business, computer software for remote gaming unless a license is held for such activity. As players can download gaming software from Newco's promoted websites, it is possible that Newco may need to obtain a license, even though it neither owns nor can alter any of the gaming software to which it provides access. Whether the UK Act will be interpreted in such a way as to require Newco to obtain a license for this reason is, at present, unclear. This part of the UK Act dealing with the supply of gaming software does not refer to any territorial application. Therefore, it is conceivable that it may apply to any person who, although having no physical presence in the UK, is deemed to supply gaming software from websites capable of being accessed in the UK.

All gaming operators with remote gaming equipment in the UK will have to obtain approvals and licenses from the Gaming Commission. There can be no certainty that should such licenses be required by a member of Newco, such member will be able to obtain such licenses on terms which are adequate for Newco in respect of Newco's activities. The costs relating to such approvals and licenses and ongoing compliance with the new regulatory framework are as yet unknown.

There are also provisions in the UK Act which restrict the ability to advertise in the UK unless the jurisdiction from which the gaming operator supplies its services is in the European Economic Area (which for these purposes specifically includes Gibraltar).It would also be unlawful for Newco to advertise any online gaming operator which is based in the UK and which does not have a license. As the licensing regime is not yet in operation, there is no guarantee that, should Newco's key clients seek licenses, they will be granted.


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


At this stage, the extent to which online gaming companies with UK activities will be affected either by the UK Act or the regulatory framework it will introduce is not clear. In this regard, it should be noted that the UK Act proposes that the Secretary of State also be delegated broad additional powers, including the power to determine what constitutes remote communications equipment facilities. It is possible the Secretary of State will interpret such terms widely.

At this stage no proposals have been published by HM Treasury and/or HM Customs & Excise on the likely level of taxation that will be levied on UK licensed online gaming operators.

REST OF EUROPE

In Europe, countries such as Denmark and Sweden attempt to restrict the actions of gamblers and aim to curtail the supply of gaming products and services by attempting to limit such supply to domestic operators, often with links to the local government.

In Sweden, as revenues from domestic lotteries (and for these purposes, card games and other casino games are deemed to be lotteries) are only permitted to be used for the benefit of the public, it is not possible for a private company to obtain a license to operate an online gaming website. The Swedish Lottery Act applies to lotteries arranged in Sweden. The Swedish government recently considered amending the Lottery Act to prohibit foreign lotteries intended for participants in Sweden, but concluded that such a prohibition would be difficult to enforce. Since then, however, the Swedish government has announced that it intends to reconsider a possible ban on foreign online gaming businesses which operate in Sweden. Any resulting legislation may have an adverse impact on the business and operations of Newco.

Under the Swedish Lotteries Act, it is an offence in Sweden to promote a foreign operated gaming business. Promotion includes advertising in Swedish newspapers and magazines, placing banners on Swedish websites and running other similar advertising campaigns (the promotional activities undertaken by Newco to date would fall into this category). Accordingly, Newco is unable to undertake specific promotions in Sweden or to specifically target Swedish players and, as a result, Newco's ability to expand its activities in Sweden is restricted. The Directors have been advised that the operation of an online gaming business having no connection with Sweden, other than for the fact that its website can be accessed by Swedish nationals and residents via the internet, is not illegal. It is unclear whether a gaming operator or promoter based outside Sweden can be sued or incur penalties and sanctions in Sweden for arranging a promotional or awareness campaign for a gaming website. However, the risk of Newco being subject to such actions cannot be ruled out.

Under Danish law, any online gaming business (as well as any marketing or promotion of such business) aimed at the Danish market is illegal unless the business concerned has been granted a license from the Danish Ministry of Taxation. The extent to which a website is assessed as targeting the Danish market depends on an overall assessment of the activities offered and the content of the website concerned. Websites not specifically targeting the Danish market (e.g. where the content is not in Danish, no payments and/or winnings are calculated in Danish Kroner no Danish language helpline is provided) will, in general, not be caught by the Danish prohibition provided the relevant websites are not hosted in Denmark. The Danish Gaming Board objected to the fact that one of Newco's websites was in Danish and so was deemed to be aimed at Danish players. The Company elected not to challenge this objection, despite receiving legal advice that it might be successful in a challenge, and removed all Danish language marketing material from this website. It is possible that the Danish Gaming Board or other relevant authority may make further objections to Newco's marketing activities in future. The Directors intend to take such steps as are required to ensure compliance with Danish law if any such objections arise.

It is possible that Cyprus, will introduce online gaming legislation in the next 12 months. To the extent that the Cypriot authorities do implement such legislation, Newco intends, to the extent it is required to do so, to comply with all aspects of such legislation.


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


Some enforcement action has been taken by European governments pursuant to regulations against gaming operators to attempt to prevent the supply of online gaming services to users in their jurisdictions. This has occurred in the Netherlands, for example, where the state monopoly provider has challenged the supply of online bookmaking and gaming to Dutch citizens by operators based in the UK. In one case, a UK operator has now successfully challenged the judgments against it in the lower Dutch courts, although the Dutch Government has not endorsed such judgments.

OTHER LAWS AND REGULATIONS

The application to Newco of existing laws and regulations relating to such issues as taxation, quality of services, electronic contracting, consumer protection and intellectual property ownership and infringement (to the extent that they relate to internet businesses) is unclear. In addition, Newco may become subject to new laws and regulations directly applicable to Newco's activities. Any new legislation applicable to Newco could expose it to substantial liability and expenses necessary to comply with these laws and regulations. There is a risk that criminal and civil proceedings, including class actions brought by or on behalf of public entities or private individuals, could be initiated against Newco,, other members of Newco and their directors, and others involved in providing facilities to the internet gaming industry.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

99.1 Press Release issued by the Registrant on June 20, 2006.


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                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.


                                                       ZONE 4 PLAY, INC.
                                                       (REGISTRANT)

Date: June 20, 2006                                    BY: /s/ Uri Levy
                                                       ----------------
                                                       URI LEVY
                                                       CHIEF FINANCIAL OFFICER



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